SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☒ Definitive Additional Materials.

☐ Soliciting Material Pursuant to Sec. 240.14a-12.

BlackRock Liquidity Funds

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment	Of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Current Fund Boards

BlackRock Funds/BlackRock Funds II/BATS	BlackRock Closed-End Funds	BlackRock Liquidity Funds	BlackRock (formerly MLIM) Cluster 1	BlackRock (formerly MLIM) Cluster 2	BlackRock (formerly MLIM) Cluster 3	BlackRock (formerly MLIM) Cluster 4
Bruce R. Bond Richard S. Davis* Stuart E. Eizenstat Laurence D. Fink* Robert M. Hernandez Dr. Matina Horner Toby Rosenblatt David R. Wilmerding, Jr.	Richard E. Cavanagh Kent Dixon Frank J. Fabozzi Kathleen F. Feldstein R. Glenn Hubbard Ralph L. Schlosstein*	Ralph L. Schlosstein* Paul L. Audet* Nicholas Beckwith, III Jerrold B. Harris Rodney D. Johnson Joseph P. Platt, Jr. Robert C. Robb, Jr. Kenneth L. Urish Frederick W. Winter	Donald W. Burton John F. O’Brien David H. Walsh Fred G. Weiss Robert C. Doll*	Robert C. Doll* Ronald W. Forbes Cynthia A. Montgomery Jean Margo Reid Roscoe S. Suddarth Richard R. West	James H. Bodurtha Robert C. Doll* Kenneth A. Froot Joe Grills Herbert I. London, Roberta Cooper Ramo Robert S. Salomon, Jr.	David O. Beim Robert C. Doll* James T. Flynn W. Carl Kester Karen P. Robards

*	Interested Director/Trustee.

Post-Consolidation Fund Boards†

BlackRock Board A (Certain Open-End Equity Funds, all Fixed Income Funds and all Funds designed for sale through insurance company separate accounts)	BlackRock Board B (Certain Open-End Equity Funds and all Money Market Funds)	BlackRock Board C (all Closed-End Funds)
James H. Bodurtha	David O. Beim	G. Nicholas Beckwith, III
Bruce R. Bond	Richard S. Davis*	Richard E. Cavanagh (Chairman)
Donald W. Burton	Ronald W. Forbes (Co-Chair)	Richard S. Davis*
Richard S. Davis*	Henry Gabbay*,***	Kent Dixon
Stuart E. Eizenstat	Rodney D. Johnson (Co-Chair)	Frank J. Fabozzi
Laurence D. Fink*	Dr. Matina Horner	Kathleen F. Feldstein
Kenneth A. Froot	Herbert I. London	James T. Flynn
Henry Gabbay*, ***	Cynthia A. Montgomery	Henry Gabbay*,***
Robert M. Hernandez (Chairman)	Joseph P. Platt, Jr.	Jerrold B. Harris
John F. O’Brien	Robert C. Robb, Jr.	R. Glenn Hubbard
Roberta Cooper Ramo	Toby Rosenblatt	W. Carl Kester
Jean Margo Reid	Kenneth L. Urish	Karen P. Robards (Vice-Chair)
David H. Walsh	Frederick W. Winter	Robert S. Salomon, Jr.
Fred G. Weiss (Vice-Chairman)	David R. Wilmerding, Jr.**	Roscoe S. Suddarth**
Richard R. West
Joe Grills**

*	Interested Director/Trustee.
**	Advisory Board Member through 12/31/07, and not a Director/Trustee, after the Consolidation.
***	Not previously on a Board.
†	Messrs. Audet, Doll and Schlosstein will no longer serve on the Boards after the Consolidation.